                                    AMENDMENT

   AMENDMENT made as of June 15, 2001 to that certain Custody Agreement dated as of ______ between The Bank of New York ("Custodian") and each Morgan Stanley Dean Witter Fund having a Custody Agreement with Custodian and listed on Exhibit A hereto (each a "Fund" and each such Custody Agreement hereinafter referred to as the "Custody Agreement").

                             W I T N E S S E T H:

   WHEREAS, Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), was adopted on June 12, 2000 by the Securities and Exchange Commission;

   WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform to the Rule;

   NOW, THEREFORE, the Fund and Custodian hereby agree as follows:

   A. The following new Article is hereby added to the Custody Agreement:

                             FOREIGN DEPOSITORIES

   1. As used in this Article, the term "Foreign Depository" shall mean each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), identified by Custodian to the Fund from time to time, and their respective nominees.

   2. With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibilities for the safekeeping of the Fund's assets would exercise (i) to provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and
(ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, but not of any Foreign Depository to the extent covered by an analysis described in clause (i) of this Section, (b) such country's prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

   3. In the event that Custodian believes that a depository institution has ceased to be an Eligible Securities Depository, Custodian shall promptly notify the Fund and shall act in accordance with instructions of the Fund with respect to the disposition of any assets of the Fund held by such depository institution.

   4. Custodian shall exercise reasonable care, prudence and diligence in performing the requirements set forth in paragraphs 1, 2 and 3 above.

   B. The Fund hereby represents and warrants that before authorizing the placement of assets with a particular Foreign Depository, the Fund or the investment adviser has determined, based in party on the Fund's review of the risks analysis provided to the Fund by Custodian as described in Section 2 of the new Article, that the custody arrangements of such Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the Investment Company Act of 1940.

   C. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

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   IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                            EACH MORGAN STANLEY DEAN
                                            WITTER FUND LISTED ON EXHIBIT A
                                            HERETO

                                            By: /s/ Barry Fink
                                                -------------------------------
                                                    Barry Fink
                                            Title: Vice President



                                            THE BANK OF NEW YORK



                                            By: /s/ Edward G. McGann
                                                -------------------------------
                                                    Edward G. McGann
                                            Title: Vice President

                                        2
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                                  EXHIBIT A

1.       Active Assets California Tax-Free Trust
2.       Active Asset Government Securities Trust
3.       Active Assets Institutional Money Trust
4.       Active Assets Money Trust
5.       Active Assets Premier Money Trust
6.       Active Assets Tax-Free Trust
7.       Morgan Stanley 21st Century Trend Fund
8.       Morgan Stanley Aggressive Equity Fund
9.       Morgan Stanley All Star Growth Fund
10.      Morgan Stanley American Opportunities Fund
11.      Morgan Stanley Balanced Growth Fund
12.      Morgan Stanley Balanced Income Fund
13.      Morgan Stanley Dean Witter California Insured Municipal Income Trust
14.      Morgan Stanley Dean Witter California Quality Municipal Securities
15.      Morgan Stanley California Tax-Free Daily Income Trust
16.      Morgan Stanley California Tax-Free Income Fund
17.      Morgan Stanley Capital Growth Securities
18.      Morgan Stanley Competitive Edge Fund
19.      Morgan Stanley Convertible Securities Trust
20.      Morgan Stanley Developing Growth Securities Trust
21.      Morgan Stanley Diversified Income Trust
22.      Morgan Stanley Dividend Growth Securities Inc.
23.      Morgan Stanley Equity Fund
24.      Morgan Stanley Federal Securities Trust
25.      Morgan Stanley Financial Services Trust
26.      Morgan Stanley Fund of Funds:
           Domestic Portfolio
           International Portfolio
27.      Morgan Stanley Global Utilities Fund
28.      Morgan Stanley Dean Witter Government Income Trust
29.      Morgan Stanley Growth Fund
30.      Morgan Stanley Hawaii Municipal Trust
31.      Morgan Stanley Health Sciences Trust
32.      Morgan Stanley Dean Witter High Income Advantage Trust
33.      Morgan Stanley Dean Witter High Income Advantage Trust II
34.      Morgan Stanley Dean Witter High Income Advantage Trust III
35.      Morgan Stanley High Yield Securities Inc.
36.      Morgan Stanley Income Builder Fund
37.      Morgan Stanley Income Securities Inc.
38.      Morgan Stanley Dean Witter Insured California Municipal Securities
39.      Morgan Stanley Dean Witter Insured Municipal Bond Trust
40.      Morgan Stanley Dean Witter Insured Municipal Income Trust
41.      Morgan Stanley Dean Witter Insured Municipal Securities
42.      Morgan Stanley Dean Witter Insured Municipal Trust
43.      Morgan Stanley Intermediate Income Securities Inc.
44.      Morgan Stanley KLD Social Index Fund
45.      Morgan Stanley Limited Term Municipal Trust
46.      Morgan Stanley Liquid Asset Fund Inc.
47.      Morgan Stanley Market Leader Trust
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48.      Morgan Stanley Mid-Cap Equity Trust
49.      Morgan Stanley Mid-Cap Value Fund
50.      Morgan Stanley Multi-State Municipal Series Trust:
           The Arizona Series
           The Florida Series
           The New Jersey Series
           The Pennsylvania Series
51.      Morgan Stanley Dean Witter Municipal Income Opportunities Trust
52.      Morgan Stanley Dean Witter Municipal Income Opportunities Trust II
53.      Morgan Stanley Dean Witter Municipal Income Opportunities Trust III
54.      Morgan Stanley Dean Witter Municipal Premium Income Trust
55.      Morgan Stanley NASDAQ-100 Index Fund
56.      Morgan Stanley Natural Resource Development Securities Inc.
57.      Morgan Stanley New Discoveries Fund
58.      Morgan Stanley New York Municipal Money Market Trust
59.      Morgan Stanley Dean Witter New York Quality Municipal Securities
60.      Morgan Stanley New York Tax-Free Income Fund
61.      Morgan Stanley Next Generation Trust
62.      Morgan Stanley North American Government Income Trust
63.      Morgan Stanley Prime Income Trust
64.      Morgan Stanley Dean Witter Quality Municipal Income Trust
65.      Morgan Stanley Dean Witter Quality Municipal Investment Trust
66.      Morgan Stanley Dean Witter Quality Municipal Securities
67.      Morgan Stanley Real Estate Fund
68.      Morgan Stanley S&P 500 Index Fund
69.      Morgan Stanley S&P 500 Select Fund
70.      Morgan Stanley Select Dimensions Investment Series:
           The American Opportunities Portfolio
           The Balanced Growth Portfolio
           The Developing Growth Portfolio
           The Diversified Income Portfolio
           The Dividend Growth Portfolio
           The Global Equity Portfolio
           The Growth Portfolio
           The Mid-Cap Equity Portfolio
           The Money Market Portfolio
           The North American Government Portfolio
           The Utilities Portfolio
           The Value-Added Portfolio
71.      Morgan Stanley Select Municipal Reinvestment Fund
72.      Morgan Stanley Short-Term Bond Fund
73.      Morgan Stanley Short-Term U.S. Treasury Trust
74.      Morgan Stanley Small Cap Growth Fund
75.      Morgan Stanley Special Value Fund
76.      Morgan Stanley Strategist Fund
77.      Morgan Stanley Tax-Exempt Securities Trust
78.      Morgan Stanley Tax-Free Daily Income Trust
79.      Morgan Stanley Tax-Managed Growth Fund
80.      Morgan Stanley Technology Fund
81.      Morgan Stanley Total Market Index Fund
82.      Morgan Stanley Total Return Bond Fund
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83.      Morgan Stanley Total Return Trust
84.      Morgan Stanley U.S. Government Money Market Trust
85.      Morgan Stanley U.S. Government Securities Trust
86.      Morgan Stanley Utilities Fund
87.      Morgan Stanley Value Fund
88.      Morgan Stanley Value-Added Market Series
89.      Morgan Stanley Variable Investment Series:
           The Aggressive Equity Portfolio
           The Capital Growth Portfolio
           The Competitive Edge Portfolio
           The Dividend Growth Portfolio
           The Equity Portfolio
           The High Yield Portfolio
           The Income Builder Portfolio
           The Money Market Portfolio
           The Quality Income Plus Portfolio
           The S&P 500 Index Portfolio
           The Short-Term Bond Portfolio
           The Strategist Portfolio
           The Utilities Portfolio
90.      TCW/DW Term Trust 2002
91.      TCW/DW Term Trust 2003